UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

VSUS TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-51274 (Commission File Number)	43-2033337 (IRS Employer Identification No.)

18565 Soledad Canyon Rd., #153, Canyon Country, CA

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (301) 309-9080

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

ITEM 4.   CHANGES IN CERTIFYING ACCOUNTANT

(a)

On February 15, 2012, Malcolm L. Pollard, Inc. its independent public accountant resigned.

Malcolm L. Pollard, Inc.'s reports on our financial statements as of and for the fiscal year ended December 31, 2009 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its report contained a going concern qualification as to the ability of us to continue.

During VSUS’s two most recent fiscal years, December 31, 2009 and 2010, and the subsequent period through the date of resignation, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of Malcolm L. Pollard, Inc., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-K.

(b)

On March 7, 2012 the board of directors of VSUS engaged the accounting firm of Malone Bailey LLP as principal accountants of VSUS for the fiscal year ended December 31, 2011.  VSUS did not consult with Malone Bailey LLP during the most recent fiscal year preceding the engagement of Malone Bailey, LLP on March 7, 2012 regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on VSUS’s financial statements.  Neither written nor oral advice was provided that was an important factor considered by Malone Bailey LLP in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2012

VSUS TECHNOLOGIES, INC.

By: /s/KYLE GOTSHALK

Name: Kyle Gotshalk

Title: Chief Executive Officer

2